EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8, relating to the FEI Company Employee Share Purchase Plan, of our report dated April 9, 1997, appearing in the Current Report on Form 8-K/A of FEI Company and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



KPMG ACCOUNTANTS N.V.


Eindhoven, The Netherlands
June 15, 1998